EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-[         ]) of our report dated April 12, 2023, with respect to the consolidated financial statements of Cosmos Health Inc., included in Cosmos Health's Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference of our firm under the caption "Experts" in the Registration Statement.

/s/ ArmaninoLLP
San Ramon, California

August 18, 2023